Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ENERGIE HOLDINGS, INC.", CHANGING ITS NAME FROM "ENERGIE HOLDINGS, INC." TO "EXELED HOLDINGS INC.", FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF NOVEMBER, A.D. 2015, AT 11:30 O`CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE THIRTIETH DAY OF NOVEMBER, A.D. 2015.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE SUSSEX COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

5471833 8100
SR# 20151080453

Authentication: 10496243
Date: 11-25-15

Certificate of Amendment
of
Certificate of Incorporation
of
Energie Holdings, Inc.

Under Section 242 of the Delaware General Corporation Law

Energie Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation") hereby certifies as follows:

1. The Certificate of Incorporation of the Corporation is hereby amended by changing Article FIRST, so that, as amended, said Article FIRST shall be and read as follows:

FIRST: The name of this Corporation is ExeLED Holdings Inc.

This Amendment shall become effective on November 30, 2015.

IN WITNESS WHEREOF, I have signed this Certificate this 23rd day of November, 2015.

Harold Hansen

Harold Hansen
Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:30 AM 11/25/2015
FILED 11:30 AM 11/25/2015
SR 20151080453 - File Number 5471833